Exhibit 10.6

CONSENT AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS CONSENT AND SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of October 13, 2016 (the “Second Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (in its individual capacity, “Oxford”; and in its capacity as Collateral Agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”) and ACURA PHARMACEUTICALS, INC., a New York corporation with offices located at 616 N. North Court, Suite 120, Palatine, Illinois (“Parent”) and ACURA PHARMACEUTICAL TECHNOLOGIES, INC., an Indiana corporation with offices locates at 16235 State Road 17, Culver, IN 46511 (“APT”, and along with Parent, individually and collectively, jointly and severally, “Borrower”).

WHEREAS, Collateral Agent, Borrower and Lenders party thereto from time to time have entered into that certain Loan and Security Agreement, dated as of December 27, 2013 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof;

WHEREAS, Borrower is simultaneously herewith entering into a License Agreement with KEMPHARM, INC. a Delaware corporation, with its principal place of business at 2656 Crosspark Road, Coralville, IA 52241 (“KemPharm”), dated as of the date hereof, a true and complete copy of which is attached hereto as Exhibit A (the “License Agreement”);

WHEREAS, Borrower has requested that Collateral Agent and Lenders consent to certain licenses by Borrower to KemPharm, pursuant to the License Agreement, as described herein below to the extent that such consent may be required pursuant to Section 7.1 of the Loan Agreement;

WHEREAS, Collateral Agent and Lenders have agreed to provide such consent, but only to the extent set forth herein, in accordance with the terms and subject to the conditions set forth herein, and in reliance upon the representations and warranties set forth herein; and

WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	Subject to the terms and conditions hereof, the Collateral Agent and the Required Lenders hereby consent to the Borrower’s entry into the License Agreement in the form, and only in the form, attached hereto as Exhibit A, and consummation of the transactions contemplated therein; provided, however, Borrower may enter into and deliver any amendment to the License Agreement and consummate the transactions as contemplated by the License Agreement after giving effect to such amendment if, and only if, such amendments to the terms of the License Agreement: (i) would not require the consent of the Required Lenders under Section 7 of the Loan Agreement, (ii) are not be adverse to the interests of Borrower, (iii) do not reduce the amount or change the form of consideration due to Borrower under the License Agreement and (iv) do not postpone any payment due to Borrower under the License Agreement.

3.	Section 6.10 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“6.10 Financial Covenant. Until the occurrence of the Equity/License Event, Borrower shall maintain total cash reserves of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) in Collateral Accounts which are subject to a Control Agreement in favor of Collateral Agent and maintained in accordance with the terms of Section 6.6.”

4.	Section 13.1 of the Loan Agreement is hereby amended by adding the following definition thereto in alphabetical order:

“Equity/License Event” is the receipt by Borrower of the following: (i) unrestricted net cash proceeds of Three Million Five Hundred Thousand Dollars ($3,500,000.00) in the form of upfront payment (and excluding any royalty payments) under the KemPharm License Agreement, on or before November 1, 2016, and (ii) unrestricted net cash proceeds of not less than Six Million Dollars ($6,000,000.00), on or after the Second Amendment Date, from (A) the issuance and sale by Borrower of its equity securities (including securities convertible into or exercisable for equity securities) and/or (B) “up front” payments in connection with a license, joint venture, collaboration or other partnering transaction (each of which must not be pursuant to or in furtherance of the KemPharm License Agreement or any other agreement that is in effect on the Second Amendment Date); provided, however, the unrestricted net cash proceeds to Borrower under clause (A) must be equal to or greater than Three Million Dollars ($3,000,000).

“KemPharm License Agreement” is that certain License Agreement by and between Borrower and KEMPHARM, INC. a Delaware corporation, with its principal place of business at 2656 Crosspark Road, Coralville, IA 52241, dated October 13, 2016, 2016, a true and complete copy of which was provided to Collateral Agent on or before the Second Amendment Date; provided, however, KemPharm License Agreement for the purposes of this Agreement shall not include any amendment thereto that: (i) would require the consent of the Required Lenders under Section 7 of the Loan Agreement, (ii) is adverse to the interests of Borrower, (iii) reduces the amount or change the form of consideration due to Borrower thereunder or (iv) postpones any payment due to Borrower thereunder, unless such amendment is specifically consented to by Collateral Agent in its discretion in writing.

“Second Amendment Date” is October 13, 2016, 2016.

5.	Limitation of Amendment.

a.	The amendments and the consent set forth in Sections 2 through 4 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.	This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6.	To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.	Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.	The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.	This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7.	Collateral Agent represents and warrants to Borrower that all Required Lenders have executed this Amendment.

8.	Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

9.	This Amendment shall be deemed effective as of the Second Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto and (b) Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited from any of Borrower’s accounts with Lenders, provided, however, that Lender’s Expenses in connection with this Amendment shall not exceed $7,500.

10.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

11.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Consent and Second Amendment to Loan and Security Agreement to be executed as of the Second Amendment Date.

BORROWER:

ACURA PHARMACEUTICALS, INC.

By /s/ Peter A. Clemens
Name: Peter A. Clemens
Title: Sr. VP & CFO

BORROWER:

ACURA PHARMACEUTICAL TECHNOLOGIES, INC.

By /s/ Peter A. Clemens
Name: Peter A. Clemens
Title: Sr. VP & CFO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Mark Davis
Name: Mark Davis
Title: Vice President – Finance, Secretary & Treasurer